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                                                                   Exhibit 10.41



                       AMENDMENT TO EMPLOYMENT AGREEMENT


       This Amendment to Employment Agreement (this "Agreement") is entered into effective as of the ____ day of September, 1995, by and between Alexander
L. Weis, Ph.D. ("Employee") and Ilex Oncology Inc., a Delaware corporation (formerly known as Biovensa, Inc.) (the "Company").

       WHEREAS, the Company and Employee have previously entered into an Employment Agreement dated as of November 2, 1994, as amended as of April 10, 1995 as to Section 8.7 and as of September 14, 1995 as to Section 5.1 (as amended, the "Existing Agreement");

       WHEREAS, the parties desire to amend certain provisions of the Existing Agreement as hereinafter set forth;

       NOW, THEREFORE, in consideration of $500, the agreement of certain investors to purchase shares of Series B Convertible Preferred Stock of the Company for a purchase price of $6,500,000 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

       1. Section 4.1 of the Existing Agreement is hereby amended to read in its entirety as follows:

              "4.1   TERMINATION BY THE COMPANY WITHOUT CAUSE.  Subject to the
       provisions of this Section, this Agreement may be terminated by the Company without cause upon 30 days prior written notice thereof given to Employee. In the event of termination pursuant to this Section, the Company shall pay Employee, within 15 days of such termination, (a) his base salary earned pro rata to the date of such termination, plus (b) a lump-sum payment equal to one full year of his then effective annual base salary under Section 3.1 (unless Employee makes an election to receive, in lieu of a lump-sum payment under clause (b) above, either
       (i) limited accelerated vesting of his stock options as provided in
       Section 4.5(a)(ii) or (ii) an end to the Restriction Period (defined in Section 5.2(a)) as of the date of termination as provided in Section 5.2(a))."

       2.     The following provisions are added to the end of Section 5.2(a):

              "Notwithstanding the foregoing, in the event of any termination of this Agreement pursuant to Section 4.1, the period during which the non-competition provisions of this Section 5.2(a) shall be applicable (the "Restriction Period") shall be extended for a period of one year from the date of termination of this Agreement, unless Employee elects to have the Restriction Period end as of the date of such termination. Any such election by Employee must be made, if at all, by Employee giving the Company notice thereof within 10 days after the date of such termination. If Employee makes any such election, the
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       Restriction Period shall end on the date of termination of this
       Agreement pursuant to Section 4.1, and Employee will not have the right to receive, and the Company will not have the obligation to pay, certain severance compensation as set forth in Section 4.1."

       3. The provisions of Articles 5 and 6 of the Existing Agreement (as amended hereby) shall survive any termination of the Existing Agreement (as amended hereby), such survival to be in accordance with the terms of such Articles and the "term of this Agreement" as used therein shall refer to the term of the provisions of such Articles.

       4. As amended by this Agreement, the Existing Agreement shall continue in full force and effect.

       IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year indicated above.



                                           ILEX ONCOLOGY INC.



                                           By  /s/ Richard L. Love
                                             -----------------------------------
                                                  Richard L. Love,
                                                  President and CEO



                                              /s/ Alexander L. Weis
                                           -------------------------------------
                                                  Alexander L. Weis, Ph.D.





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